Independent auditors' consent


The board and shareholders
IDS Stock Fund, Inc.:

The board of trustees and unitholders Growth and Income Trust:
     Equity Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                                /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP


Minneapolis, Minnesota
November 25, 1998